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                                                                     EXHIBIT 4.7

                           MIKOHN GAMING CORPORATION

              105,000 Warrants Initially Exercisable to Purchase
                        420,000 Shares of Common Stock

                         REGISTRATION RIGHTS AGREEMENT


                                                                 August 22, 2001

JEFFERIES & COMPANY, INC.
CIBC WORLD MARKETS CORP.

c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

     Mikohn Gaming Corporation, a Nevada corporation (the "Company"), is issuing and selling to Jefferies & Company, Inc. and CIBC World Markets Corp. (the "Initial Purchasers"), upon the terms set forth in a purchase agreement, dated as of August 15, 2001 (the "Purchase Agreement"), 105,000 units (the "Units"), each consisting of (i) $1,000 aggregate principal amount at maturity of the Company's 11.875% Senior Secured Notes due 2008, Series A, including the guarantees endorsed thereon (the "Notes"), and (ii) one warrant (the "Warrants") initially exercisable to purchase four shares of the Company's common stock, par value $.10 per share (the "Common Stock"), subject to the terms and conditions set forth therein. The Warrants are being issued pursuant to a warrant agreement, dated as of the date hereof (the "Warrant Agreement"), by and between the Company and Firstar Bank, N.A., as warrant agent (the "Warrant Agent"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Securities (as defined below) (including, without limitation, the Initial Purchasers), as follows:

1.   Definitions.

     Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     Advice:  See Section 5.

     Agreement:  This Registration Rights Agreement.

     Business Day: Any day, excluding Saturday, Sunday and any day which is in the City of New York a legal holiday or a day upon which banking institutions in the City of New York are required or authorized by law or other governmental action to close.
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     Closing Date:  August 22, 2001.

     DTC:  See Section 3(b).

     Effectiveness Date:  The 120th day following the Closing Date.

     Effectiveness Period:  See Section 2(a).

     Event:  See Section 3(a).

     Event Date:  See Section 3(a).

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Filing Date:  The 60th day following the Closing Date.

     Holder:  Each holder of Registrable Securities.

     Liquidated Damages:  See Section 3(a).

     Losses:  See Section 7(a).

     "majority of Securities" or "majority of Registrable Securities" shall be determined, as of the specified date of determination, based upon the number of shares of Common Stock represented by such Securities or Registrable Securities, respectively, as of such date, assuming exercise or conversion of all such Securities or Registrable Securities, respectively, into shares of Common Stock in accordance with their respective terms.

     NASD:  The National Association of Securities Dealers, Inc.

     Person: Any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     Registrable Securities: (i) Warrants and (ii) Warrant Shares that may not be sold without restriction under federal or state securities law.

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     Registration Statement:  Any registration statement of the Company that covers any of the Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Rule 144: Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

     Rule 144A: Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     Rule 415: Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC:  The Securities and Exchange Commission.

     Securities:  The Warrants and the Warrant Shares, collectively.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Special Counsel: Counsel chosen by the holders of a majority of Securities.

     Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     __________ Warrant Shares: Shares of Common Stock issuable upon exercise of Warrants and any "restricted securities" (as defined in Rule 144) issuable upon the conversion or exchange of such shares of Common Stock.

2.   Shelf Registration.

     (a)  Shelf Registration.  The Company shall prepare and cause to be filed
          ------------------
with the SEC promptly after the date hereof, but in no event later than the Filing Date, a Registration Statement pursuant to Rule 415 (which may be an amendment to any previously filed registration statement), covering all of the Registrable Securities, and shall use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date. The Registration Statement shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings); provided that no Holder (other
                                                 --------
than the Initial Purchasers) shall be entitled to have Registrable Securities held by it covered by the Registration Statement unless such Holder agrees to be bound by all of the provisions of this Agreement applicable to such Holder.

     The Company shall use its reasonable best efforts to keep the Registration Statement required by this Section 2(a) continuously effective, supplemented, amended and current as

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required by and subject to the provisions of Section 5(a) to the extent necessary to ensure that it is available for sales of Registrable Securities and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of at least eight years following the Closing Date (subject to extension pursuant to the last paragraph of Section 5) (the "Effectiveness Period"), or such shorter period as will terminate on the first date as of which
(i) all Warrants have been exercised pursuant to the Registration Statement or
(ii) all Warrant Shares have been disposed of by the Holders thereof pursuant to the Registration Statement.

     (b)  Provision by Holders of Certain Information in Connection with the
          ------------------------------------------------------------------
Registration Statement.  No Holder of Registrable Securities may include any of
----------------------
its Registrable Securities in the Registration Statement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with the Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Registrable Securities shall be entitled to Liquidated Damages pursuant to Section 3 unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

3.   Liquidated Damages.

     (a) The Company acknowledges and agrees that the Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations hereunder. Accordingly, in the event of such failure, the Company agrees to pay liquidated damages to each Holder under the circumstances and to the extent set forth below:

          (i) if the Registration Statement has not been filed with the SEC on or prior to the Filing Date;

          (ii) if the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date; or

          (iii) if the Registration Statement is filed and declared effective by the SEC but thereafter ceases to be effective or useable in connection with resales of Registrable Securities, for such time of non-effectiveness or non-usability;

(each of the foregoing an "Event," and the date on which the Event occurs being referred to herein as an "Event Date").

     Upon the occurrence of any Event, the Company shall pay, or cause to be paid, in addition to amounts otherwise due under the Warrant Agreement and the Warrants, to each Holder of Warrants affected thereby as liquidated damages ("Liquidated Damages"), and not as a penalty, an amount equal to $0.05 per week per Warrant held by such Holder for each week or portion thereof that the Event continues for the first 90-day period immediately following the Event Date. The amount of Liquidated Damages shall increase by an additional $0.05 per week per Warrant with respect to each subsequent 90-day period until all Events have been cured, up

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to a maximum amount of $0.50 per week per Warrant. The Company shall not be required to pay Liquidated Damages for more than one Event at any given time. Liquidated Damages will, in each case, cease to accrue (subject to the occurrence of another Event) on the date on which all Events have been cured. An Event under clause (i) above shall be cured on the date that the Registration Statement is filed with the SEC; an Event under clause (ii) above shall be cured on the date that the Registration Statement is declared effective by the SEC; and an Event under clause (iii) above shall be cured upon the filing of a post-effective amendment to such Registration Statement or an additional Registration Statement that causes the Registration Statement to again be declared effective or made usable.

     (b) The Company shall notify the Warrant Agent within five Business Days after each Event Date. Liquidated Damages shall accrue from the Event Date. Liquidated Damages accrued as of May 1 or November 1 of each year (each a "Payment Date") will be payable on such Payment Date. The Issuer shall pay Liquidated Damages on the applicable Payment Date to the Persons who are Holders of Warrants that are entitled to receive Liquidated Damages at the close of business on April 15 or October 15 next preceding the Payment Date. In the case of Warrants held through The Depositary Trust Company ("DTC"), Liquidated Dam-ages shall be payable to DTC by wire transfer of immediately available funds.
In the case of Warrants held in certificated form, Liquidated Damages shall be payable at the office of the Warrant Agent or, at the option of the Company, payment of Liquidated Damages may be made by check mailed to the Holders that are entitled to receive Liquidated Damages at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds shall be required with respect to the Liquidated Damages on all such Warrants the Holders of which shall have provided written wire transfer instructions to the Company and the Warrant Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

4.   Gaming Consents.

     Prior to filing the Registration Statement, the Company and its subsidiaries shall make or obtain all Permits necessary or desirable for the consummation of the transactions contemplated hereby, including without limitation, the required approvals of the Nevada Gaming Commission, the Nevada State Gaming Control Board, or the Clark County Liquor and Gaming Licensing Board, or any other applicable gaming authorities, for the pledge of, or any negative pledge on, the stock of Casino Excitement, Inc., Games of Nevada, Inc., MGC, Inc., Mikohn International, Inc., Mikohn Nevada, or Progressive Games, Inc.

5.   Registration Procedures.

     In connection with the Registration Statement, the Company shall effect such registrations to permit the sale of the Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

     (a) Prepare and file with the SEC, as soon as practicable after the date hereof but in any event on or prior to the Filing Date, the Registration Statement prescribed by Section 2, and use its reasonable best efforts to cause the Registration Statement to become effective and remain effective as provided in this Agreement; provided, that, before filing any Registration Statement
                   --------

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or Prospectus or any amendments or supplements thereto, the Company shall (A)
notify the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, the managing underwriters, if any, and their counsel of such filing at least 5 Business Days prior to making such filing and
(B) if requested, furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, the managing underwriters, if any, and their counsel a reasonable opportunity to review, and shall make available for inspection by such Persons, copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed, such financial and other information and books and records of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries, Company counsel and independent certified public accountants of the Company and its subsidiaries, to respond to such inquiries, as shall be necessary, in the opinion of the respective counsel to such Holders and underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company may require each Holder to agree to keep confidential any non-public information relating to the Company and its subsidiaries received by such Holder and not disclose such information (other than to an affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 5(a)) until such information has been made generally available to the public unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities (including the National Association of Insurance Commissioners, or similar organizations or their successors). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their Special Counsel, or the managing underwriters, if any, or their counsel shall reasonably object to such filing within 5 Business Days after receipt of the Company's notice of filing described above in this Section 5(a).

     (b) If requested by the Holders named in the Registration Statement and the Initial Purchasers, promptly include in the Registration Statement or any Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Persons may reasonably request to have included therein, including, without limitation, information relating to the plan of distribution (the "Plan of Distribution") of the Registrable Securities and the use of the Registration Statement or Prospectus for market-making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

     (c) Prepare and file with the SEC such pre-effective amendments and post-effective amendments to the Registration Statement as may be necessary in order to cause the Registration Statement to become effective and to keep such Registration Statement continuously effective for the time periods required hereby; cause the related Prospectus to be supplemented by any Prospectus supplement required by Applicable Law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable thereto with respect to the disposition of all securities covered by such Registration Statement, as

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so amended, or in such Prospectus, as so supplemented, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus as so amended.

     (d) Furnish to such selling Holders who so request (i) upon the Company's receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and (iv) such other documents (including any amendments required to be filed pursuant to Section 5(c)), as any such Person may reason-ably request. The Company hereby consents to the use (in accordance with applicable law) of the Prospectus by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment thereto.

     (e) Notify the selling Holders of Registrable Securities, their Special Counsel and the managing underwriters, if any, promptly (but in any event within two Business Days), and confirm such notice in writing, (i) when a Prospectus has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if, at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities, the representations and warranties of the Company and its subsidiaries contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) below cease to be true and correct in any material respect, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the contemplation, initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that would cause any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference to be untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

     (f) Use its reasonable best efforts to register or qualify, and, if applicable, to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, Securities to be included in the Registration Statement for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as

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any selling Holder or the managing underwriters reasonably request in writing;
and, if Securities are offered other than through an Underwritten Offering, the Company shall cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(f) at the expense of the Company; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by the Registration Statement, provided, however, that none
                                                  --------  -------
of the Company or any of its subsidiaries shall be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified,
(ii) take action that would subject it to general service of process in any jurisdiction where it is not so subject or (iii) take action that would subject it to taxation in respect of doing business in any such jurisdiction where it is not then subject.

     (g) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Securities for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible time.

     (h) If requested by the managing underwriters, if any, or the Holders of a majority of the Registrable Securities, (i) promptly incorporate in a Prospectus or post-effective amendment such information as the managing underwriters, if any, or such Holders reasonably request to be included therein as required to comply with any Applicable Law and (ii) make all required filings of such Prospectus or such post-effective amendment as soon as practicable after the Company has received notification of such matters required by Applicable Law to be incorporated in such Prospectus or post-effective amendment.

     (i) Cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with DTC; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request.

     (j) Upon the occurrence of any event contemplated by paragraph 5(e)(v) or 5(e)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

     (k) Use its reasonable best efforts to cause the Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if appropriate, if so requested by the

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Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement or the managing underwriters, if any.

     (l) Prior to the effective date of the first Registration Statement relating to the Securities, (i) provide the applicable trustee with printed certificates for the Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for each of the Securities.

     (m) Enter into such agreements (including, if requested, an under-writing agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of Registrable Securities being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings, and confirm the same if and when reasonably requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority of the Registrable Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings; (iii) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company and its subsidiaries (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters and each selling Holder, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings and such other matters as reasonably requested by underwriters; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company and any of its subsidiaries.

     (n) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders a consolidated earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing on the first day of the fiscal quarter following each fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of

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the first fiscal quarter of the Company after the effective date of the
Registration Statement, which statement shall cover said 12-month periods.

     (o) Cooperate with each seller of Registrable Securities covered by the Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

     (p) Use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Registration Statement.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may exclude from such registration the Registrable Securities of any seller who unreason-ably fails to furnish such information.

     Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iv), 5(e)(v) or 5(e)(vi), such Holder will forthwith discontinue disposition (in the jurisdictions specified in a notice of a 5(e)(iv) event, and elsewhere in a notice of a 5(e)(ii), 5(e)(v) or 5(e)(vi) event) of such Securities covered by such Registration Statement or Prospectus until the earlier of (i) such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j); and (ii) the time such Holder is advised in writing (the "Advice") by the Company that offers or sales in a particular jurisdiction may be resumed, or that the use of the applicable Prospectus may be resumed, as the case may be, and has received copies of any amendments or supplements thereto. If the Company shall give such notice, the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of such Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) or (y) the Advice.

6.   Registration Expenses.

     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company and its subsidiaries shall be borne by the Company and its subsidiaries whether or not the Registration Statement is filed or becomes effective, including, without limitation:

          (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions where the Holders are located));

          (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities by the Holders of a majority of the Registrable Securities included in any Registration Statement);

          (iii) messenger, telephone, duplication, word processing and delivery expenses incurred by the Company in the performance of its obligations hereunder;

          (iv) fees and disbursements of counsel for the Company, and, subject to Section 6(b), the Holders;

          (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

          (vi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD, but only where the need for such a "qualified independent underwriter" arises due to a relationship with the Company;

          (vii) if the Common Stock shall then be listed on any national securities exchange or automated quotation system, all application and filing fees in connection with listing the Warrant Shares thereon; and

          (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) The Company shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority of the Registrable Securities to be included in any Registration Statement and other reasonable and necessary out-of-pocket expenses of the Holders incurred in connection with the registration of the Registrable Securities.

7.   Indemnification.

     (a)  Indemnification by the Company.  The Company shall, without limitation
          ------------------------------
as to time, indemnify and hold harmless each Holder, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (any of such persons being hereinafter referred to as a "controlling person")) each such Holder and the officers, directors, partners, employees, representatives and agents of each such Holder and controlling person (collectively, the "Holder Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are based upon information relating to such Holder and furnished in writing to the Company by such Holder expressly for use therein. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each of their respective controlling persons to the same extent as provided above with respect to the Holder Indemnified Parties.

     (b)  Indemnification by Holders of Registrable Securities.  In connection
          ----------------------------------------------------
with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, severally and not jointly, without limitation as to time, indemnify and hold harmless the Company, its directors, officers, agents and employees, each controlling person of the Company or any of the Guarantors, and the directors, officers, agents or employees of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact is contained in or omitted from any information so furnished in writing by such Holder to the Company expressly for use therein. In no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c)  Conduct of Indemnification Proceedings.  If any Proceeding shall be
          --------------------------------------
brought or asserted against any Person entitled to indemnification hereunder (an "indemnified party"), such indemnified party shall promptly notify the party or parties from which such indemnification is sought (the "indemnifying parties") in writing; provided, that the failure to so notify the indemnifying parties
            --------
shall not relieve the indemnifying parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying parties have been prejudiced materially by such failure.

     The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party, within 20 Business Days after receipt of written notice from such indemnified party of such Proceeding, to assume, at its expense, the defense of any such Proceeding, provided, that an indemnified party
                                             --------
shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying party has agreed to pay such fees and expenses; (2) the indemnifying party shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party or any of its affiliates or controlling persons, and such indemnified party shall have been advised by such counsel that there may be one or more defenses available to such indemnified party that are in addition to, or in conflict with, those defenses available to the indemnifying party or such affiliate or controlling person (in which case, if such indemnified party notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party; it being understood, however, that, the indemnifying party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party).

     No indemnifying party shall be liable for any settlement of any such Proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all Losses by reason of such settlement or judgment. The indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder (whether or not any indemnified party is a party thereto).

     (d)  Contribution. If the indemnification provided for in this Section 7 is
          ------------
unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section
7), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses,
(i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and such indemnified party, on the other hand, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an indemnified party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or 7(b) was available to such party.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "Maximum Contribution Amount" shall equal the excess, if any, of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Securities over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The indemnification and contribution agreements contained in this Section 7 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

8.   Rule 144 and Rule 144A.

     The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time any such Person is not required to file such reports, it will, upon the request of any Holder, make publicly available other information necessary to permit sales pursuant to Rule 144 and Rule 144A and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether they have complied with such information requirements.

9.   Underwritten Registrations.

     If any of the Registrable Securities covered by the Registration Statement are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering.

     No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.  Miscellaneous.

     (a)  Remedies.  In the event of a breach by the Company of any of its
          --------
obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Warrant Agreement or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company shall waive the defense that a remedy at law would be adequate.

     (b)  No Inconsistent Agreements.  The Company and its subsidiaries have not
          --------------------------
entered into, as of the date hereof, and shall not enter into, after the date of this Agreement, any agreement with respect to any of their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

     (c)  Amendments and Waivers.  The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities; provided, that Section 7 shall not be amended, modified
                        --------
or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Company has obtained the written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to the Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended,
           --------
modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (d)  Notices.  All notices and other communications (including, without
          -------
limitation, any notices or other communications to the Warrant Agent) provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail, return receipt requested, next-day air courier or facsimile:

          (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 10(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the Warrant Agent, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, telecopy number (213) 687-5600, Attention: Nicholas P. Saggese, Esq.; and

          (ii) if to the Company, initially at 920 Pilot Road, Las Vegas, NV 89119, Attention: General Counsel, telecopy number (702) 896- 2461, with a copy to Greenberg Traurig, LLP, 2450 Colorado Avenue, Suite 400 East, Santa Monica, CA 90404, Attention:

Mark R. Moskowitz, Esq., and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(d).

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent at the address specified in the Warrant Agreement.

     (e)  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

     (f)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g)  Headings.  The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     (h)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 329(b). THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY, AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

     (i)  Severability.  If any term, provision, covenant or restriction of this
          ------------
Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (j)  Entire Agreement. This Agreement is intended by the parties as a final
          ----------------
expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company or any of its subsidiaries in respect of securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (k)  Attorneys' Fees. In any Proceeding brought to enforce any provision of
          ---------------
this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the courts, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other avail-able remedy.

     (l)  Securities Held by the Company or its Affiliates. Whenever the consent
          ------------------------------------------------
or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than Holders deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (m)  Gaming Laws.  Each of the provisions of this Agreement is subject to
          -----------
and shall be enforced in compliance with applicable gaming laws.

                      [Signature pages follow this page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                MIKOHN GAMING CORPORATION

                                                By: __________________________
                                                    Name:
                                                    Title:

ACCEPTED AND AGREED TO:
JEFFERIES & COMPANY, INC.

By: ____________________________
    Name:
    Title:


CIBC WORLD MARKETS CORP.

By: ____________________________
    Name:
    Title: